EARNINGS PRESENTATION FOURTH QUARTER AND FULL YEAR 2023 2023

2FOURTH QUARTER 2023 EARNINGS PRESENTATION This presentation contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward- looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, changes in interest rates, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation; the risks of changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impacts of continued elevated interest rates on macroeconomic conditions, customer and client behavior, as well as potential reductions in benchmark interest rates and the resulting impacts on net interest income), sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect Seacoast or the banking industry, including bank failures; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties; fraud or misconduct by internal or external actors, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms, including the impact of supply chain disruptions; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, including the impacts related to or resulting from Russia’s military action in Ukraine and the escalating conflicts in the Middle East, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving the Company; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated and sales of capital stock could trigger a reduction in the amount of net operating loss carryforwards that the Company may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible credit losses; risks related to environmental, social and governance (“ESG”) matters, the scope and pace of which could alter Seacoast’s reputation and shareholder, associate, customer and third- party affiliations; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the debt ceiling and the federal budget; the risk that the regulatory environment may not be conducive to or may prohibit the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit and other factors and risks described under “Risk Factors” herein and in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2022 and quarterly reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 under "Special Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors", and otherwise in the Company’s SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov. Cautionary Notice Regarding Forward-Looking Statements

3FOURTH QUARTER 2023 EARNINGS PRESENTATION • $14.6 billion in assets as of December 31, 2023, operating in the nation’s fastest growing and third most populated state • Strong presence in Florida’s most attractive markets, increasing to #15 Florida market share in 2023 from #18 in 2022 • #1 Florida-based bank in Orlando MSA • #1 Florida-based bank in Palm Beach county • #1 market share in Port St. Lucie MSA • A top three publicly traded community bank headquartered in Florida • Market Cap: $2.4 billion as of December 31, 2023 • Serving over 275,000 customers throughout Florida, with a wide variety of customer segments and industries • Strong capital position, supporting further organic growth and opportunistic acquisitions • Unique customer analytics capabilities, driving value creation with new, acquired, and existing customers Valuable Florida Franchise with Strong Capital and Liquidity

4FOURTH QUARTER 2023 EARNINGS PRESENTATION • Net income of $29.5 million, or $0.35 per diluted share; adjusted net income1 of $36.5 million, or $0.43 per diluted share. • Adjusted pre-tax pre-provision return on tangible assets1 of 1.48%, adjusted return on tangible common equity1 of 11.80%, and an efficiency ratio of 60.32%. • Strategic expense management resulting in an 8% reduction in noninterest expense. Further expense reductions are planned for the first quarter of 2024. • Another record-breaking year in wealth management, with assets under management increasing 23% year-over-year to $1.7 billion. • Tangible book value per share increased to $15.08, up 23% annualized. • Continued strong capital, with a Tier 1 capital ratio of 14.6%, and the ratio of tangible common equity to tangible assets increasing to 9.31%. • Executed opportunistic securities sale with a 1.3 year earnback, replacing securities yielding 3.1% with new purchases yielding 6.1%. • Early in the quarter, we took advantage of market conditions and repurchased 546,200 shares of our common stock at a weighted average price of $19.80. Fourth Quarter 2023 Highlights Comparisons are to the third quarter of 2023 unless otherwise stated 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

5FOURTH QUARTER 2023 EARNINGS PRESENTATION Net Interest Income ($ in th ou sa nd s) $119,858 $131,351 $127,153 $119,505 $111,035 4.36% 4.31% 3.86% 3.57% 3.36% 4.01% 3.78% 3.42% 3.13% 3.02% Net Interest Income Net Interest Margin NIM, excluding accretion on acquired loans 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 • Net interest income1 totaled $111.0 million, a decrease of $8.5 million, or 7%, from the prior quarter. The decrease was driven by higher deposit costs and by changes in product mix. • Net interest margin contracted 21 basis points to 3.36% and, excluding the effect of accretion on acquired loans, net interest margin contracted 11 basis points to 3.02%. • Securities yields increased 10 basis points to 3.42%. • Loan yields contracted eight basis points from the prior quarter to 5.85%. Excluding the effect of accretion on acquired loans, yields increased to 5.40%, benefiting from higher rates on new production. • The cost of deposits increased 21 basis points to 2.00%, primarily the result of higher short term interest rates, and an increasingly competitive deposit market. 1Calculated on a fully taxable equivalent basis using amortized cost. $3.5 million lower accretion on acquired loans quarter-over- quarter

Noninterest Income

(In Thousands)



$17,633
$18
$18,180
$(387)
$19,775
$(2,437)
4Q'22
3Q'23
4Q'23
Adjusted noninterest income[1]
Securities (losses) gains, net

(In Thousands)		4Q'22		3Q'23		4Q'23
Total noninterest income	$	17,651	$	17,793	$	17,338
Securities losses (gains), net		(18)		387		2,437
Total adjusted noninterest income	**$**	**17,633**	**$**	**18,180**	**$**	**19,775**

Noninterest income declined $0.5 million from the prior quarter to $17.3 million, and adjusted noninterest income[1] increased $1.6 million to $19.8 million. Changes include:

Service charges on deposits increased $0.2 million from the prior quarter and increased $0.8 million from the prior year quarter, benefiting from a continued focus on driving higher treasury fees and expansion of products and services to commercial customers.

Interchange income increased $0.7 million from the prior quarter and declined $2.2 million from the prior year quarter. The increase in the fourth quarter was due to an annual volume-based incentive earned from the payment network provider. The Durbin amendment, which limits network interchange fees earned on debit card transactions, became effective for Seacoast on July 1, 2023.

SBA gains increased $0.3 million from the prior quarter and increased $0.8 million from the prior year quarter.

Other income increased $0.4 million from the prior quarter and increased $1.4 million from the prior year quarter driven by loan swap fees.

Recognized $2.9 million in losses in the fourth quarter of 2023 on the sale of approximately $82.9 million, or 3%, of the bank's investment securities portfolio. The proceeds were reinvested into longer-duration, higher-yielding securities, with an expected earnback on the transaction of approximately 1.3 years. Offsetting realized losses on sales of securities during the fourth quarter of 2023 was a $0.5 million increase in the value of investments in mutual funds holding CRA-qualified debt securities.

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

SeacoastBank FOURTH QUARTER 2023 EARNINGS PRESENTATION 6

7FOURTH QUARTER 2023 EARNINGS PRESENTATION Assets Under Management ($ in millions) $653 $870 $1,239 $1,387 $1,711 2019 2020 2021 2022 2023 27% CAGR Continued Focus on Building Wealth Management Assets under management totaled $1.7 billion at December 31, 2023, increasing 23% from December 31, 2022. This is a result of the wealth management team’s continuing success at winning business with commercial relationships and high net worth families across the footprint. In the past five years, assets under management have increased at a compound annual growth rate (“CAGR”) of 27%.

8FOURTH QUARTER 2023 EARNINGS PRESENTATION Noninterest expense totaled $86.4 million, a decrease of $7.5 million, or 8.0%, from the prior quarter due to: Salaries and wages decreased $8.0 million to $38.4 million. The third quarter of 2023 included $3.2 million in severance-related expenses arising from the Company’s reduction in workforce. Of the remaining $4.8 million decrease, $1.7 million reflects the full quarter impact of the workforce reduction on salaries expense, and $2.8 million is attributed to higher loan production resulting in higher deferral of salary-related costs. Marketing increased $1.1 million to $3.0 million reflecting additional investments in branding and targeted campaigns. Legal and professional fees increased $0.6 million to $3.3 million in the fourth quarter of 2023, primarily the result of one-time legal fees associated with a closed matter. FDIC assessments increased $0.6 million to $2.8 million, with the full year expense reflecting the year-over-year growth in the Company’s asset size. Foreclosed property expense increased $0.3 million to $0.6 million in the fourth quarter of 2023 due to the writedowns of properties previously used in bank operations. Other noninterest expense decreased $0.7 million to $6.5 million, benefiting from ongoing expense discipline. Looking ahead to the first quarter of 2024, we will execute the second phase of our expense initiative, anticipating one-time charges of approximately $5 million and a reduction in annual expenses of approximately $15 million. Noninterest Expense $91,510 $93,915 $86,367 63.4% 62.6% 60.3% Noninterest expense Efficiency ratio 4Q'22 3Q'23 4Q'23 (In Thousands)

9FOURTH QUARTER 2023 EARNINGS PRESENTATION $8,145 $10,134 $10,118 $10,011 $10,063 5.29% 5.86% 5.89% 5.93% 5.85% 4.80% 5.17% 5.31% 5.34% 5.40% Yield Excluding Accretion on Acquired Loans Reported Yield Total Loans 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 Total Loans End-of-Period ($ in millions) Disciplined Approach to Lending in a Strong Florida Economy Loans outstanding increased by $51.8 million, or 2% annualized, as the Company maintains a disciplined approach to lending. Loan yields contracted eight basis points from the prior quarter to 5.85% due to lower accretion on lower payoff activity during the quarter. Excluding the effect of accretion on acquired loans, yields increased six basis points to 5.40%, with increases from higher rates on new production. New loan add on yields were approximately 8%.

10FOURTH QUARTER 2023 EARNINGS PRESENTATION At December 31, 2023 Loan Portfolio Mix Segment Balance ($ in thousands) % of Balance Construction & Land Development 767,622 7.6 % Owner Occupied Commercial Real Estate 1,670,281 16.6 % Non-Owner Occupied Commercial Real Estate 3,319,890 33.0 % Residential 2,445,692 24.3 % Commercial & Financial 1,607,888 16.0 % Consumer 251,567 2.5 % Total Loans $ 10,062,940 100.0 % Seacoast's lending strategy sustains a diverse and granular loan portfolio. Seacoast’s average loan size is $326 thousand and the average commercial loan size is $744 thousand. Portfolio diversification in terms of asset mix, industry, and loan type, has been a critical element of the Company’s lending strategy. Exposures across industries and collateral types are broadly distributed. Construction and land development and commercial real estate loans, as defined in regulatory guidance, represent 45% and 228%, respectively, of total consolidated risk based capital. CRE-Retail, 10.8% CRE-Office, 5.7% CRE-Multifamily 5+, 3.5% CRE-Hotel/Motel, 3.9% CRE-Industrial/Warehouse, 3.6% CRE-Other, 5.5% OOCRE-Office, 4.9% OOCRE-Other, 11.7% Construction & Land Development, 7.6% Commercial & Financial, 16.0% Residential, 24.3% Consumer, 2.5%

11FOURTH QUARTER 2023 EARNINGS PRESENTATION Allowance for Credit Losses and Purchase Discount ($ in thousands) Loans Outstanding Allowance for Credit Losses % of Category Purchase Discount % of Category Construction and Land Development $ 767,622 $ 8,637 1.13% $ 8,268 1.08 % Owner Occupied Commercial Real Estate 1,670,281 5,529 0.33 25,194 1.51 Commercial Real Estate 3,319,890 48,288 1.45 80,629 2.43 Residential Real Estate 2,445,692 39,016 1.60 35,611 1.46 Commercial & Financial 1,607,888 34,343 2.14 20,717 1.29 Consumer 251,567 13,118 5.21 3,606 1.43 Total $ 10,062,940 $ 148,931 1.48% $ 174,025 1.73 % The total allowance for credit losses of $148.9 million as of December 31, 2023, represents management’s estimate of lifetime expected credit losses. Combined with the $174.0 million remaining unrecognized discount on acquired loans, a total of $323.0 million, or 3.2%, of total loans is available to cover potential losses. As acquired loans are repaid, the unrecognized discount is earned as an adjustment to yield over the life of the loans. Additionally, a reserve for potential credit losses on lending-related commitments of $4.7 million is reflected within Other Liabilities.

12FOURTH QUARTER 2023 EARNINGS PRESENTATION Net Charge-Offs $4,720 NCO NCO/Average Loans 4Q’22 1Q’23 2Q’23 3Q’23 4Q’23 ($ in thousands) Nonperforming Loans and Past Dues $28,843 $50,787 $48,326 $41,508 $65,104 0.35% 0.50% 0.48% 0.41% 0.65% 0.11% 0.17% 0.25% 0.33% 0.30% NPL NPL/Total Loans Accruing Past Due / Total Loans 4Q’22 1Q’23 2Q’23 3Q’23 4Q’23 $113,895 $155,640 $159,715 $149,661 $148,931 1.40% 1.54% 1.58% 1.49% 1.48% ACL ACL/Total Loans 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 Allowance for Credit Losses Continued Strong Asset Quality - Quarterly Trends 0.03%0.04% $782 0.14% $3,188 $705 0.50% $12,748 0.19% $171,989 $243,672 $210,070 $201,483 $233,916 1.42% 1.60% 1.40% 1.36% 1.60% Criticized and Classified Loans Criticized and Classified Loans / Total Assets 4Q’22 1Q’23 2Q’23 3Q’23 4Q’23 Criticized and Classified Loans

13FOURTH QUARTER 2023 EARNINGS PRESENTATION Net Charge-Offs 0.16% 0.13% 0.05% 0.01% 0.22% NCO/Average Loans 2019 2020 2021 2022 2023 ($ in thousands) Nonperforming Loans and Past Dues 0.52% 0.63% 0.52% 0.65% 0.16% 0.18% 0.10% 0.30% NPL/Total Loans Accruing Past Due / Total Loans 2019 2020 2021 2022 2023 1.62% 1.41% 1.40% 1.48% ACL/Total Loans 2019 2020 2021 2022 2023 Allowance for Credit Losses Historical Asset Quality Trends 0.50% 1.50% 1.96% 1.69% 1.42% 1.60% Criticized and Classified Loans / Total Assets 2019 2020 2021 2022 2023 Criticized and Classified Loans 1.66% 0.68% 0.40% 0.35%

Investment Securities Performance and Composition



($ in millions)
$1,872
$2,016
$1,916
$1,842
$1,836
2.77%
2.85%
3.13%
3.32%
3.42%
$747
$738
$708
$691
$680
4Q'22
1Q'23
2Q'23
3Q'23
4Q'23
HTM Securities
AFS Securities
Yield

Recognized $2.9 million in losses on sales of securities in the fourth quarter of 2023. Transaction benefits:

- Sold approximately $82.9 million, or 3%, of the bank's investment securities portfolio, reinvested in prepayment-protected securities
- Weighted average book yield of securities sold was 3.14%, reinvested at an average book yield of 6.05%
- Expected earnback of approximately 1.3 years
- Benefit of higher yield extends past earnback period

Portfolio yield increased 10 basis points to 3.42% from 3.32% in the prior quarter due to favorable repricing on variable rate bonds as well as benefits from the trade noted above.

High quality portfolio consisting of 82% agency backed securities, with the remainder comprised primarily of highly-rated investment grade bonds. CLO portfolio is entirely AA/AAA rated.

Net unrealized losses improved by $105.6 million, or 24%, during the fourth quarter of 2023 due to changes in market interest rates.

Unrealized Loss in Securities as of December 31, 2023

(in thousands)	Amortized Cost	Fair Value	Net Unrealized Loss	Δ from 3Q'23
Total Available for Sale	$ 2,049,302	$ 1,836,020	$ (213,282)	$ 73,381
Total Held to Maturity	680,313	558,359	(121,954)	32,232
Total Securities	**$ 2,729,615**	**$ 2,394,379**	**$ (335,236)**	**$ 105,613**

Tangible Book Value Per Share



$14.26
$0.61
$0.21
$15.08
9/30/23
Change in AOCI
Other increases in equity
12/31/23

SeacoastBank FOURTH QUARTER 2023 EARNINGS PRESENTATION 14

15FOURTH QUARTER 2023 EARNINGS PRESENTATION Deposits End-of-Period ($ in millions) 4.50% 5.00% 5.25% 5.50% 5.50% 0.21% 0.77% 1.38% 1.79% 2.00% Total Deposits Fed Funds Cost of Deposits 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 Distinctive Deposit Franchise Supported by Attractive Markets Quarter over quarter, attorney IOTA and title company balances declined by nearly $100 million due to lower real estate activity at year-end. This seasonal dynamic also occurred in the fourth quarter of last year. Noninterest demand deposits represent 30% of overall deposits. Transaction accounts represent 54% of overall deposit funding. Average deposits per banking center were $153 million. Brokered deposits decreased $186 million to $122 million at December 31, 2023. Brokered Deposits ($ in millions) $59 $416 $592 $308 $122 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 $186 lower brokered deposits, $100 lower IOTA/title company balances $9,982 $12,310 $12,283 $12,108 $11,777

Granular, Diverse and Relationship-Focused Customer Funding Base

Customer funding, which includes sweep repurchase agreements and excludes brokered deposits, declined modestly by $47 million.

New customer acquisition results are strong, with a 13% increase in the number of new transaction accounts opened in the fourth quarter of 2023 compared to the prior year quarter.

The Company benefits from a granular deposit franchise, with the top ten depositors representing approximately 4% of total deposits.

Continued focus on organic growth and relationship-based funding, in combination with our innovative analytics platform, supports a well-diversified, low-cost deposit portfolio.

Consumer deposits represent 40% of total deposits, with an average balance per account of $24 thousand.

Business deposits represent 60% of total deposits, with an average balance per account of $109 thousand.

The average tenure for a Seacoast customer is nearly 10 years.

Customer Funding[1] End-of-Period ($ in millions)



$10,150
$12,206
$11,982
$12,076
$12,029
2%
5%
20%
10%
63%
2%
7%
24%
8%
59%
2%
9%
24%
7%
58%
2%
10%
26%
6%
56%
3%
11%
28%
5%
53%
4Q'22
1Q'23
2Q'23
3Q'23
4Q'23
Transaction Accounts
Other Time Deposits
Savings
Customer Sweep Accounts
Money Market

[1]Total deposits and customer sweep accounts, excluding brokered deposits.

SeacoastBank FOURTH QUARTER 2023 EARNINGS PRESENTATION 16

17FOURTH QUARTER 2023 EARNINGS PRESENTATION $14.69 $14.25 $14.24 $14.26 $15.08 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 9.1% 8.4% 8.5% 8.7% 9.3% 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 15.8% 14.6% 14.7% 15.1% 15.9% 14.8% 13.4% 13.5% 14.0% 14.6% Total Risk Based Capital Tier 1 Ratio 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 10.4% 6.0% 12.1% 11.9% 11.2% 15.1% 10.3% 16.1% 12.8% 11.8% GAAP - ROTCE Adjusted - ROTCE 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level. Tangible Book Value Per Share Tangible Common Equity / Tangible Assets Total Risk Based and Tier 1 CapitalReturn on Tangible Common Equity 1 10.0%2 8.0%2 Robust Capital Position Supporting a Fortress Balance Sheet

Tracey L. Dexter Chief Financial Officer Tracey.Dexter@SeacoastBank.com (772) 403-0461 Michael Young Treasurer & Director of Investor Relations Michael.Young@SeacoastBank.com (772) 403-0451 INVESTOR RELATIONS NASDAQ: SBCF

19FOURTH QUARTER 2023 EARNINGS PRESENTATION Appendix

20FOURTH QUARTER 2023 EARNINGS PRESENTATION Quarterly Trend Twelve Months Ended (Amounts in thousands) 4Q'23 3Q'23 2Q'23 1Q'23 4Q'22 4Q'23 4Q'22 Commercial pipeline at period end $ 306,531 $ 259,445 $ 198,984 $ 289,162 $ 389,697 $ 306,531 $ 389,697 Commercial loan originations 334,229 94,021 307,430 320,209 482,236 1,055,889 1,637,402 SBA pipeline at period end 20,600 41,353 18,590 8,218 5,955 20,600 5,955 SBA originations 25,034 12,476 9,948 1,456 7,369 48,914 27,482 Residential pipeline-saleable at period end 2,657 6,820 11,492 6,614 4,207 2,657 4,207 Residential loans-sold 15,614 17,625 19,078 13,935 10,652 66,252 120,921 Residential pipeline-portfolio at period end 44,422 20,945 27,110 48,371 17,149 44,422 17,149 Residential loans-retained 41,186 43,962 85,294 90,058 74,272 260,500 421,997 Consumer pipeline at period end 18,745 24,482 28,446 38,742 36,585 18,745 36,585 Consumer originations 61,847 76,531 97,184 110,602 88,746 346,164 431,633 Total Pipelines at Period End $ 392,955 $ 353,045 $ 284,622 $ 391,107 $ 453,593 $ 392,955 $ 453,593 Total Originations $ 477,910 $ 244,615 $ 518,934 $ 536,260 $ 663,275 $ 1,777,719 $ 2,639,435 Loan Production and Pipeline Trend

21FOURTH QUARTER 2023 EARNINGS PRESENTATION Non-owner Occupied Commercial Real Estate CRE Non-Owner Occupied ($ in ‘000s) Balance Balance % of Total Loans Average Loan Size 30+ Days Past- Accruing Non Accrual Weighted LTV Retail $ 1,091,605 10.8% $ 2,059 $ — $ — 51 % Office 576,840 5.7 1,638 11,510 334 55 Multifamily 5+ 353,184 3.5 1,799 — — 55 Hotel/Motel 389,180 3.9 3,819 — 1,012 51 Industrial/Warehouse 357,947 3.6 1,767 — 861 54 Other 551,134 5.5 1,447 752 6,528 51 Total $ 3,319,890 33.0% $ 1,917 $ 12,262 $ 8,735 53 % Retail Segment: Targets grocery or credit tenant anchored shopping plazas, single credit tenant retail buildings, smaller outparcels and other retail units. • 10.8% of total loans. • 51% weighted average loan-to-value, low leverage. • $2.0 million average loan size. • 16 loans over $10 million. Office Segment: Targets low to mid-rise suburban offices, broadly diversified across many professional services. • 5.7% of total loans. • 55% weighted average loan-to-value, low leverage. • $1.6 million average loan size. • Five loans over $10 million. • Two loans (2.0% of office exposure) past due 30-59 days at December 31, 2023.

Liquidity Sources vs Uninsured Deposits

Uninsured and uncollateralized deposits represent 29% of total deposits.

Total liquidity sources of $5.9 billion compared to uninsured and uncollateralized deposits of $3.4 billion, representing a 176% coverage ratio.

Uninsured deposits represent 35% of overall deposit accounts. This includes public funds, which are protected from loss beyond FDIC insurance limits.

Cash and Borrowing Capacity vs. Uninsured Deposits ($ in millions)



$5,937
$682
Unpledged Securities
$300
Lines of Credit
$1,717
FHLB
$215
BTFP
$2,576
Discount Window
$447
Cash
Total Cash & Borrowing Capacity = $5.9 Billion
Uninsured and Uncollateralized Deposits = $3.4 Billion
$3,375
Borrowing Capacity + Cash
Uninsured and Uncollateralized Deposits

SeacoastBank FOURTH QUARTER 2023 EARNINGS PRESENTATION 22

23FOURTH QUARTER 2023 EARNINGS PRESENTATION Recognition In October 2023, Seacoast was recognized among Fortune’s Best Workplaces for Women for 2023. Seacoast sets a leading example by fostering inclusivity, empowering women, and creating a workplace where every individual can reach their full potential. In the fourth quarter, Seacoast was named Best Place to Work in Greater Gainesville for 2023 in its inaugural year. Seacoast earned recognition from American Banker as one of 2023’s Best Banks to Work For and has received this honor for the fourth consecutive year. Seacoast has been Certified™ by Great Place To Work® for 2023. As the global authority on workplace culture, Great Place To Work® brings 30 years of groundbreaking research and data to recognize workplaces that create the conditions for an overwhelmingly positive employee experience. Seacoast earned recognition from the South Florida Business Journal and the Orlando Business Journal as one of 2023’s Best Places to Work and has received similar honors the past two years from American Banker.

24FOURTH QUARTER 2023 EARNINGS PRESENTATION This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP and adjusted financial measures including net income, noninterest income, noninterest expense, tax adjustments and other financial ratios. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP. Explanation of Certain Unaudited Non-GAAP Financial Measures

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 4Q'23	3Q'23	2Q'23	1Q'23	4Q'22	Twelve Months Ended 4Q'23	4Q'22
Net Income	$ **29,543**	$ 31,414	$ 31,249	$ 11,827	$ 23,927	$ **104,033**	$ 106,507
Total noninterest income	**17,338**	17,793	21,576	22,445	17,651	**79,152**	66,091
Securities losses/(gains), net	**2,437**	387	176	(107)	(18)	**2,893**	1,096
BOLI benefits on death (included in other income)	**—**	—	—	(2,117)	—	**(2,117)**	—
Total Adjustments to Noninterest Income	**2,437**	387	176	(2,224)	(18)	**776**	1,096
Total Adjusted Noninterest Income	**19,775**	18,180	21,752	20,221	17,633	**79,928**	67,187
Total noninterest expense	**86,367**	93,915	107,865	107,475	91,510	**395,622**	267,934
Total merger-related charges	**—**	—	(15,648)	(17,532)	(16,140)	**(33,180)**	(27,925)
Amortization of intangibles	**(6,888)**	(7,457)	(7,654)	(6,727)	(4,763)	**(28,726)**	(9,101)
Branch reductions and other expense initiatives	**—**	(3,305)	(571)	(1,291)	(176)	**(5,167)**	(1,210)
Total Adjustments to Noninterest Expense	**(6,888)**	(10,762)	(23,873)	(25,550)	(21,079)	**(67,073)**	(38,236)
Total Adjusted Noninterest Expense	**79,479**	83,153	83,992	81,925	70,431	**328,549**	229,698
Income Taxes	**8,257**	9,076	10,189	2,697	7,794	**30,219**	31,629
Tax effect of adjustments	**2,363**	2,826	6,095	5,912	5,062	**17,196**	9,693
Adjusted Income Taxes	**10,620**	11,902	16,284	8,609	12,856	**47,415**	41,322
Adjusted Net Income	$ **36,505**	$ 39,737	$ 49,203	$ 29,241	$ 39,926	$ **154,686**	$ 136,146
Earnings per diluted share, as reported	$ **0.35**	$ 0.37	$ 0.37	$ 0.15	$ 0.34	$ **1.23**	$ 1.66
Adjusted Earnings per Diluted Share	**0.43**	0.46	0.58	0.36	0.56	**1.83**	2.12
Average diluted shares outstanding	**85,336**	85,666	85,536	80,717	71,374	**84,329**	64,264

SeacoastBank FOURTH QUARTER 2023 EARNINGS PRESENTATION 25

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 4Q'23	3Q'23	2Q'23	1Q'23	4Q'22	Twelve Months Ended 4Q'23	4Q'22
Adjusted Noninterest Expense	$ 79,479	$ 83,153	$ 83,992	$ 81,925	$ 70,431	$ 328,549	$ 229,698
Provision for unfunded commitments	—	—	—	(1,239)	—	(1,239)	(1,157)
Foreclosed property expense and net (loss) gain on sale	(573)	(274)	57	(195)	411	(985)	1,534
Net Adjusted Noninterest Expense	$ 78,906	$ 82,879	$ 84,049	$ 80,491	$ 70,842	$ 326,325	$ 230,075
Revenue	$ 128,157	$ 137,099	$ 148,539	$ 153,597	$ 137,360	$ 567,392	$ 432,253
Total Adjustments to Revenue	2,437	387	176	(2,224)	(18)	776	1,096
Impact of FTE adjustment	216	199	190	199	149	803	498
Adjusted Revenue on a Fully Taxable Equivalent Basis	$ 130,810	$ 137,685	$ 148,905	$ 151,572	$ 137,491	$ 568,971	$ 433,847
Adjusted Efficiency Ratio	60.32 %	60.19 %	56.44 %	53.10 %	51.52 %	57.35 %	53.03 %
Net Interest Income	$ 110,819	$ 119,306	$ 126,963	$ 131,152	$ 119,709	$ 488,240	$ 366,162
Impact of FTE adjustment	216	199	190	199	149	803	498
Net Interest Income Including FTE adjustment	$ 111,035	$ 119,505	$ 127,153	$ 131,351	$ 119,858	$ 489,043	$ 366,660
Total noninterest income	17,338	17,793	21,576	22,445	17,651	79,152	66,091
Total noninterest expense	86,367	93,915	107,865	107,475	91,510	395,622	267,934
Pre-Tax Pre-Provision Earnings	$ 42,006	$ 43,383	$ 40,864	$ 46,321	$ 45,999	$ 172,573	$ 164,817
Total Adjustments to Noninterest Income	2,437	387	176	(2,224)	(18)	776	1,096
Total Adjustments to Noninterest Expense	(7,461)	(11,036)	(23,816)	(26,984)	(20,668)	(69,297)	(37,859)
Adjusted Pre-Tax Pre-Provision Earnings	$ 51,904	$ 54,806	$ 64,856	$ 71,081	$ 66,649	$ 242,646	$ 203,772
Average Assets	$ 14,738,034	$ 14,906,003	$ 14,887,289	$ 13,947,976	$ 12,139,856	$ 14,622,774	$ 11,051,428
Less average goodwill and intangible assets	(832,029)	(839,787)	(842,988)	(750,694)	(521,412)	(816,662)	(360,217)
Average Tangible Assets	$ 13,906,005	$ 14,066,216	$ 14,044,301	$ 13,197,282	$ 11,618,444	$ 13,806,112	$ 10,691,211

SeacoastBank FOURTH QUARTER 2023 EARNINGS PRESENTATION 26

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 4Q'23	3Q'23	2Q'23	1Q'23	4Q'22	Twelve Months Ended 4Q'23	4Q'22
Return on Average Assets (ROA)	**0.80 %**	0.84 %	0.84 %	0.34 %	0.78 %	**0.71 %**	0.96 %
Impact of removing average intangible assets and related amortization	**0.19**	0.20	0.22	0.18	0.16	**0.20**	0.10
Return on Average Tangible Assets (ROTA)	**0.99**	1.04	1.06	0.52	0.94	**0.91**	1.06
Impact of other adjustments for Adjusted Net Income	**0.05**	0.08	0.35	0.38	0.42	**0.21**	0.21
Adjusted Return on Average Tangible Assets	**1.04**	1.12	1.41	0.90	1.36	**1.12**	1.27
Pre-Tax Pre-Provision return on Average Tangible Assets	**1.35 %**	1.38 %	1.33 %	1.58 %	1.69 %	**1.41 %**	1.61 %
Impact of adjustments on Pre-Tax Pre-Provision earnings	**0.13**	0.17	0.52	0.60	0.59	**0.35**	0.30
Adjusted Pre-Tax Pre-Provision Return on Tangible Assets	**1.48**	1.55	1.85	2.18	2.28	**1.76**	1.91
Average Shareholders' Equity	**$ 2,058,912**	$ 2,072,747	$ 2,070,529	$ 1,897,045	$ 1,573,704	**$ 2,025,382**	$ 1,418,855
Less average goodwill and intangible assets	**(832,029)**	(839,787)	(842,988)	(750,694)	(521,412)	**(816,662)**	(360,217)
Average Tangible Equity	**$ 1,226,883**	$ 1,232,960	$ 1,227,541	$ 1,146,351	$ 1,052,292	**$ 1,208,720**	$ 1,058,638
Return on Average Shareholders' Equity	**5.69 %**	6.01 %	6.05 %	2.53 %	6.03 %	**5.14 %**	7.51 %
Impact of removing average intangible assets and related amortization	**5.53**	5.89	6.03	3.43	4.33	**5.24**	3.19
Return on Average Tangible Common Equity (ROTCE)	**11.22**	11.90	12.08	5.96	10.36	**10.38**	10.70
Impact of other adjustments for Adjusted Net Income	**0.58**	0.89	4.00	4.38	4.69	**2.42**	2.16
Adjusted Return on Average Tangible Common Equity	**11.80**	12.79	16.08	10.34	15.05	**12.80**	12.86
Loan Interest Income[1]	**$ 148,004**	$ 150,048	$ 148,432	$ 135,341	$ 105,437	**$ 581,825**	$ 316,073
Accretion on acquired loans	**(11,324)**	(14,843)	(14,580)	(15,942)	(9,710)	**(56,689)**	(18,389)
Loan interest income excluding accretion on acquired loans	**$ 136,680**	$ 135,205	$ 133,852	$ 119,399	$ 95,727	**$ 525,136**	$ 297,684

[1]On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

SeacoastBank FOURTH QUARTER 2023 EARNINGS PRESENTATION 27

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 4Q'23	3Q'23	2Q'23	1Q'23	4Q'22	Twelve Months Ended 4Q'23	4Q'22
Yield on Loans[1]	**5.85**	5.93	5.89	5.86	5.29	**5.88**	4.62
Impact of accretion on acquired loans	**(0.45)**	(0.59)	(0.58)	(0.69)	(0.49)	**(0.57)**	(0.27)
Yield on loans excluding accretion on acquired loans	**5.40 %**	5.34 %	5.31 %	5.17 %	4.80 %	**5.31 %**	4.35 %
Net Interest income[1]	**$ 111,035**	$ 119,505	$ 127,153	$ 131,351	$ 119,858	**$ 489,043**	$ 366,660
Accretion on acquired loans	**(11,324)**	(14,843)	(14,580)	(15,942)	(9,710)	**(56,689)**	(18,389)
Net interest income excluding accretion on acquired loans	**$ 99,711**	$ 104,662	$ 112,573	$ 115,409	$ 110,148	**$ 432,354**	$ 348,271
Net Interest Margin[1]	**3.36**	3.57	3.86	4.31	4.36	**3.77**	3.69
Impact of accretion on acquired loans	**(0.34)**	(0.44)	(0.44)	(0.53)	(0.35)	**(0.44)**	(0.18)
Net interest margin excluding accretion on acquired loans	**3.02 %**	3.13 %	3.42 %	3.78 %	4.01 %	**3.33 %**	3.51 %
Security Interest Income[1]	**$ 21,451**	$ 21,520	$ 21,018	$ 19,375	$ 18,694	**$ 83,364**	$ 57,301
Tax equivalent adjustment on securities	**(13)**	(22)	(23)	(26)	(34)	**(83)**	(142)
Security interest income excluding tax equivalent adjustment	**$ 21,438**	$ 21,498	$ 20,995	$ 19,349	$ 18,660	**$ 83,281**	$ 57,159
Loan Interest Income[1]	**$ 148,004**	$ 150,048	$ 148,432	$ 135,341	$ 105,437	**$ 581,825**	$ 316,073
Tax equivalent adjustment on loans	**(203)**	(177)	(167)	(173)	(115)	**(720)**	(356)
Loan interest income excluding tax equivalent adjustment	**$ 147,801**	$ 149,871	$ 148,265	$ 135,168	$ 105,322	**$ 581,105**	$ 315,717
Net Interest Income[1]	**$ 111,035**	$ 119,505	$ 127,153	$ 131,351	$ 119,858	**$ 489,043**	$ 366,660
Tax equivalent adjustment on securities	**(13)**	(22)	(23)	(26)	(34)	**(83)**	(142)
Tax equivalent adjustment on loans	**(203)**	(177)	(167)	(173)	(115)	**(720)**	(356)
Net interest income excluding tax equivalent adjustment	**$ 110,819**	$ 119,306	$ 126,963	$ 131,152	$ 119,709	**$ 488,240**	$ 366,162

[1] On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

SeacoastBank FOURTH QUARTER 2023 EARNINGS PRESENTATION 28